Exhibit 99

Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG PRODUCES 22% GROWTH IN FOURTH-QUARTER NET EARNINGS FROM CONTINUING OPERATIONS TO $0.60 PER DILUTED SHARE

———————————

ESTABLISHES FINANCIAL GUIDANCE FOR 2014

NASHVILLE, Tenn. ─ (February 25, 2014) ─ Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the fourth quarter and year ended December 31, 2013.  Revenues were $284.6 million for the quarter, an increase of 17% from $242.8 million for the fourth quarter of 2012. Net earnings from continuing operations attributable to AmSurg common shareholders increased 24% to $19.3 million for the fourth quarter of 2013 from $15.6 million for the fourth quarter of 2012 and increased 22% per diluted share to $0.60 from $0.49 per diluted share during the same periods.

Revenues for fiscal 2013 increased 17% to $1.08 billion from $923.2 million for fiscal 2012.  Same-center revenue increased 1% for 2013 compared with 2012. Net earnings from continuing operations attributable to AmSurg common shareholders rose 17% to $72.7 million for 2013 from $62.2 million for 2012 and were $2.27 per diluted share, a 15% increase from $1.97 per diluted share in 2012.  Results for 2013 include a pre-tax gain of $2.2 million, or $0.04 per diluted share, related to the deconsolidation of a surgery center that AmSurg contributed to a newly formed joint venture with a hospital system partner. Excluding this gain, net earnings from continuing operations per diluted share attributable to AmSurg common shareholders increased 13% to $2.23 for 2013.

“AmSurg completed a year of significant profitable growth by producing a 22% increase in fourth-quarter earnings per diluted share, our strongest quarterly performance for 2013,” commented Mr. Holden. “This increase reflected 10% growth in procedures, mainly attributable to centers acquired in the prior year. In addition, our same-center revenue grew 2% for the fourth quarter. Revenue per procedure increased 6% for the fourth quarter of 2013, primarily due to the growth in the number of multi-specialty centers as a percentage of our center mix. These increases contributed to higher operating leverage for the quarter, which drove a 25% increase in EBITDA to $48.3 million compared with the fourth quarter of 2012 and a 100 basis point increase in EBITDA margin to 17%.

“We acquired six centers during 2013. These centers, along with an additional center acquisition completed January 2, 2014, are expected to generate annualized operating income of $20 million. Several relatively large and complex transactions did not close in 2013 as planned. Certain of these transactions remain in our pipeline and are expected to be completed in 2014. Our pipeline of additional potential transactions also remains strong, positioning us to achieve our acquisition objectives for 2014.  We completed 2013 with a total of 242 centers in operation, compared with 237 at the end of 2012, and we had five letters of intent.

-MORE-

AMSG Reports Fourth-Quarter Results

February 25, 2014

“The Company also remains well-positioned to fund its planned growth for 2014.  At the end of 2013, we had availability of $222.5 million under our revolving credit facility, and our ratio of total debt to trailing 12 months EBITDA as calculated under our credit agreement was 3.0, down from 3.2 at the end of 2012.  We had $50.8 million of cash and cash equivalents at the end of 2013, and we continued to produce substantial cash flow during the year.  For the fourth quarter, net operating cash flows, excluding distributions to noncontrolling interests, were $36.8 million, and for 2013, were $148.7 million, up 12% from 2012.

“We are today establishing our financial and operating guidance both for 2014 and for the first quarter of 2014.  Our financial guidance for the full year reflects the impact of fewer fourth-quarter 2013 acquisitions than planned.  In addition, our guidance for the first quarter of 2014 includes the impact of severe winter weather during January and February to-date.  For fiscal 2014, our guidance is as follows:

•        Revenues in a range of $1.12 billion to $1.15 billion.

•        Same-center revenue increase of 1% to 2%.

•        Center acquisitions that generate annualized operating income in a range of $25 million to $29 million.

•        Net cash flow provided by operating activities, less distributions to noncontrolling interests, in a range of $150 million to $160 million.

•        Net earnings from continuing operations per diluted share attributable to common shareholders in a range of $2.45 to $2.49.

•        For the first quarter of 2014, net earnings from continuing operations per diluted share attributable to common shareholders in a range of $0.53 to $0.57.”

The information contained in the preceding paragraphs, including information regarding the Company’s acquisition plans and financial results for future periods, is forward-looking information.  Forward-looking information involves known and unknown risks and uncertainties as described below.  There can be no assurance that AmSurg will be successful in acquiring the surgery centers described above and the attainment of the financial targets set forth in this press release is dependent on the assumptions described above.  The Company’s actual results and performance could differ materially from those expressed or implied by the forward-looking information contained in this press release.

Mr. Holden concluded, “We continue to expect AmSurg, which owns and operates the most ambulatory surgery centers in the country, to benefit from strong demographic trends, better access to healthcare and increasing demand for high quality care in the most cost effective venue.  In focusing the resources of our Company on enhancing the value proposition we provide our physician partners, we also expect to continue differentiating AmSurg in the market by our physician-centric operating model, thereby strengthening our position as the physicians’ strategic partner of choice.”

AmSurg Corp. will hold a conference call to discuss this release tomorrow, February 26, 2014, at 9:00 a.m. Eastern time.  Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com  and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

-MORE-

AMSG Reports Fourth-Quarter Results

February 25, 2014

This press release contains forward-looking statements.  These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties.  Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; adverse developments affecting the medical practices of the Company’s physician partners; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues by increasing procedure volume while maintaining its operating margins and profitability at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability to generate sufficient cash to service all of its indebtedness; adverse weather and other factors beyond the Company’s control that may affect the Company’s surgery centers; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; uncertainties regarding the impact of the Health Reform Law; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; potential liabilities associated with the Company’s status as a general partner of limited partnerships; liabilities for claims brought against our facilities; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the potential write-off of the impaired portion of intangible assets; potential liability relating to the tax deductibility of goodwill; and other risk factors described in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission.  Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States.  At December 31, 2013, AmSurg owned and operated 242 centers.

-MORE-

AMSG Reports Fourth-Quarter Results

February 25, 2014

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data

(In thousands, except earnings per share)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
Statement of Earnings Data:	2013	2012	2013	2012

Revenues	$284,570	$242,775	$1,079,343	$923,182
Operating expenses:
Salaries and benefits	86,080	76,199	333,190	290,063
Supply cost	42,717	35,172	157,771	131,055
Other operating expenses	59,410	51,349	222,677	193,025
Depreciation and amortization	8,489	7,652	33,028	29,850
Total operating expenses	196,696	170,372	746,666	643,993
Gain on deconsolidation	-	-	2,237	-
Equity in earnings of unconsolidated affiliates	958	461	3,151	1,564
Operating income	88,832	72,864	338,065	280,753
Interest expense	7,188	5,010	29,538	16,967
Earnings from continuing operations before income taxes	81,644	67,854	308,527	263,786
Income tax expense	13,276	10,470	49,754	42,364
Net earnings from continuing operations	68,368	57,384	258,773	221,422
Discontinued operations:
(Loss) earnings from operations of discontinued interests in surgery centers, net of income tax	(80)	432	169	2,196
Gain on disposal of discontinued interests in surgery centers, net of income tax	2,880	1,578	2,602	25
Net earnings from discontinued operations	2,800	2,010	2,771	2,221
Net earnings	71,168	59,394	261,544	223,643
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	49,045	41,772	186,120	159,187
Net earnings from discontinued operations	2,565	808	2,721	1,893
Total net earnings attributable to noncontrolling interests	51,610	42,580	188,841	161,080
Net earnings attributable to AmSurg Corp. common shareholders	$19,558	$16,814	$72,703	$62,563
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$19,323	$15,612	$72,653	$62,235
Discontinued operations, net of income tax	235	1,202	50	328
Net earnings attributable to AmSurg Corp. common shareholders	$19,558	$16,814	$72,703	$62,563

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.61	$0.51	$2.32	$2.02
Net earnings from discontinued operations attributable to AmSurg Corp. common shareholders	0.01	0.04	-	0.01
Net earnings attributable to AmSurg Corp. common shareholders	$0.62	$0.54	$2.32	$2.03

Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.60	$0.49	$2.27	$1.97
Net earnings from discontinued operations attributable to AmSurg Corp. common shareholders	0.01	0.04	-	0.01
Net earnings attributable to AmSurg Corp. common shareholders	$0.61	$0.53	$2.28	$1.98

Weighted average number of shares and share equivalents outstanding:
Basic	31,549	30,912	31,338	30,773
Diluted	32,082	31,757	31,954	31,608

-MORE-

AMSG Reports Fourth-Quarter Results

February 25, 2014

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
Operating Data:	2013	2012	2013	2012

Continuing centers in operation at end of period (consolidated)	239	235	239	235
Continuing centers in operation at end of period (unconsolidated)	3	2	3	2
Average number of continuing centers in operation (consolidated)	238	225	236	222
New centers added during the period	1	14	6	18
Centers merged into existing centers	-	1	1	2
Centers discontinued during the period	2	2	3	4
Centers under letter of intent at end of period	5	2	5	2
Average revenue per consolidated center	$1,196	$1,079	$4,571	$4,166
Same center revenues increase	2%	3%	1%	3%
Procedures performed during the period at consolidated centers	429,412	389,842	1,647,353	1,518,707
Income tax expense attributable to noncontrolling interests	$160	$131	$725	$738

Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$19,323	$15,612	$72,653	$62,235
Add: income tax expense	13,276	10,470	49,754	42,364
Add: interest expense, net	7,188	5,010	29,538	16,967
Add: depreciation and amortization	8,489	7,652	33,028	29,850
EBITDA	$48,276	$38,744	$184,973	$151,416

(1)     EBITDA is defined as earnings before interest, income taxes and depreciation and amortization.  EBITDA should not be considered a measure of financial performance under generally accepted accounting principles.  Items excluded from EBITDA are significant components in understanding and assessing financial performance.  EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.  Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

-MORE-

AMSG Reports Fourth-Quarter Results

February 25, 2014

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(In thousands)

	December 31,	December 31,
Balance Sheet Data:	2013	2012

Assets

Current assets:
Cash and cash equivalents	$50,840	$46,398
Accounts receivable, net of allowance of $27,862 and $22,379, respectively	105,072	96,752
Supplies inventory	18,414	18,406
Deferred income taxes	3,097	3,088
Prepaid and other current assets	33,602	27,537

Total current assets	211,025	192,181

Property and equipment, net	169,895	166,612
Investments in unconsolidated affiliates and long-term notes receivable	16,392	11,274
Goodwill	1,758,970	1,652,002
Intangible assets, net	21,662	22,517

Total assets	$2,177,944	$2,044,586

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$20,844	$17,407
Accounts payable	27,501	23,509
Accrued salaries and benefits	32,294	29,251
Other accrued liabilities	9,231	14,246

Total current liabilities	89,870	84,413

Long-term debt	583,298	620,705
Deferred income taxes	176,020	137,648
Other long-term liabilities	25,503	25,972
Commitments and contingencies
Noncontrolling interests – redeemable	177,697	175,382
Preferred stock, no par value, 5,000 shares authorized, no shares issued or outstanding	-	-

Equity:
Common stock, no par value, 70,000 shares authorized, 32,353 and 31,941
shares outstanding, respectively	185,873	183,867
Retained earnings	578,324	505,621

Total AmSurg Corp. equity	764,197	689,488
Noncontrolling interests – non-redeemable	361,359	310,978

Total equity	1,125,556	1,000,466

Total liabilities and equity	$2,177,944	$2,044,586

-MORE-

AMSG Reports Fourth-Quarter Results

February 25, 2014

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(In thousands)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
Statement of Cash Flow Data:	2013	2012	2013	2012

Cash flows from operating activities:
Net earnings	$71,168	$59,394	$261,544	$223,643
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	8,489	7,652	33,028	29,850
Net gain on sale of long-lived assets	(1,552)	(1,664)	(1,468)	(1,065)
Gain on deconsolidation	-	-	(2,237)	-
Share-based compensation	2,251	1,573	8,321	6,692
Excess tax benefit from share-based compensation	(5,357)	(516)	(7,247)	(1,784)
Deferred income taxes	8,528	5,941	38,363	24,558
Equity in earnings of unconsolidated affiliates	(958)	(461)	(3,151)	(1,564)
Increase (decrease) in cash and cash equivalents, net of effects of acquisitions and dispositions, due to changes in:
Accounts receivable, net	142	3,230	(1,297)	8,061
Supplies inventory	470	(233)	132	110
Prepaid and other current assets	(4,307)	(4,326)	(5,308)	(4,651)
Accounts payable	3,264	3,354	441	579
Accrued expenses and other liabilities	(127)	4,040	6,693	7,550
Other, net	1,880	1,556	5,010	3,673
Net cash flows provided by operating activities	83,891	79,540	332,824	295,652

Cash flows from investing activities:
Acquisition of interests in surgery centers and related transactions	(14,139)	(261,291)	(73,594)	(277,388)
Acquisition of property and equipment	(8,145)	(8,064)	(28,856)	(28,864)
Proceeds from sale of interests in surgery centers	3,402	7,309	3,553	7,309
Other	52	-	159	-
Net cash flows used in investing activities	(18,830)	(262,046)	(98,738)	(298,943)

Cash flows from financing activities:
Proceeds from long-term borrowings	32,769	515,355	162,204	565,566
Repayment on long-term borrowings	(50,407)	(283,025)	(202,083)	(394,164)
Distributions to noncontrolling interests	(47,068)	(39,875)	(184,149)	(162,941)
Proceeds from issuance of common stock upon exercise of stock options	10,060	6,286	33,349	18,214
Repurchase of common stock	(10,483)	-	(45,964)	(13,101)
Capital contributions and ownership transactions by noncontrolling interests	113	186	1,074	1,595
Excess tax benefit from share-based compensation	5,357	516	7,247	1,784
Financing cost incurred	(65)	(6,221)	(1,322)	(7,982)
Net cash flows (used in) provided by financing activities	(59,724)	193,222	(229,644)	8,971

Net increase in cash and cash equivalents	5,337	10,716	4,442	5,680
Cash and cash equivalents, beginning of period	45,503	35,682	46,398	40,718
Cash and cash equivalents, end of period	$50,840	$46,398	$50,840	$46,398

-MORE-

AMSG Reports Fourth-Quarter Results

February 25, 2014

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(In thousands, except earnings per share)

Presented below is certain statement of earnings and operating data for 2013, which have been restated in order to present additional discontinued operations.

				For the Nine
	For the Three Months			Months Ended
	March 31,	June 30,	Sept. 30,	Sept. 30,
Statement of Earnings Data:	2013	2013	2013	2013

Revenues	$259,043	$268,099	$267,631	$794,773
Operating expenses:
Salaries and benefits	81,187	81,309	84,614	247,110
Supply cost	37,483	39,297	38,274	115,054
Other operating expenses	52,944	54,133	56,190	163,267
Depreciation and amortization	8,029	8,146	8,364	24,539
Total operating expenses	179,643	182,885	187,442	549,970
Gain on deconsolidation	2,237	-	-	2,237
Equity in earnings of unconsolidated affiliates	402	696	1,095	2,193
Operating income	82,039	85,910	81,284	249,233
Interest expense	7,543	7,512	7,295	22,350
Earnings from continuing operations before income taxes	74,496	78,398	73,989	226,883
Income tax expense	12,293	12,758	11,427	36,478
Net earnings from continuing operations	62,203	65,640	62,562	190,405
Net earnings (loss) from discontinued operations	70	196	(295)	(29)
Net earnings	62,273	65,836	62,267	190,376
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	44,418	47,151	45,506	137,075
Net earnings (loss) from discontinued operations	44	122	(10)	156
Total net earnings attributable to noncontrolling interests	44,462	47,273	45,496	137,231
Net earnings attributable to AmSurg Corp. common shareholders	$17,811	$18,563	$16,771	$53,145
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$17,785	$18,489	$17,056	$53,330
Discontinued operations, net of income tax	26	74	(285)	(185)
Net earnings attributable to AmSurg Corp. common shareholders	$17,811	$18,563	$16,771	$53,145

Earnings per share-basic:
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.57	$0.59	$0.54	$1.71
Net loss from discontinued operations attributable to
AmSurg Corp. common shareholders	-	-	(0.01)	(0.01)
Net earnings attributable to AmSurg Corp. common shareholders	$0.57	$0.59	$0.53	$1.70
Earnings per share-diluted:
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.56	$0.58	$0.53	$1.67
Net loss from discontinued operations attributable to
AmSurg Corp. common shareholders	-	-	(0.01)	(0.01)
Net earnings attributable to AmSurg Corp. common shareholders	$0.56	$0.58	$0.52	$1.67

Weighted average number of shares and share equivalents:
Basic	31,217	31,208	31,376	31,267
Diluted	31,881	31,862	31,991	31,911

-MORE-

AMSG Reports Fourth-Quarter Results

February 25, 2014

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(In thousands, except earnings per share)

Presented below is certain statement of earnings and operating data for 2012, which have been restated in order to present additional discontinued operations.

					For the Year
	For the Three Months				Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Statement of Earnings Data:	2012	2012	2012	2012	2012

Revenues	$227,567	$228,955	$223,885	$242,775	$923,182
Operating expenses:
Salaries and benefits	71,695	70,187	71,982	76,199	290,063
Supply cost	31,830	32,825	31,228	35,172	131,055
Other operating expenses	46,776	48,118	46,782	51,349	193,025
Depreciation and amortization	7,285	7,373	7,540	7,652	29,850
Total operating expenses	157,586	158,503	157,532	170,372	643,993
Equity in earnings of unconsolidated affiliates	395	316	392	461	1,564
Operating income	70,376	70,768	66,745	72,864	280,753
Interest expense	4,266	4,157	3,534	5,010	16,967
Earnings from continuing operations before income taxes	66,110	66,611	63,211	67,854	263,786
Income tax expense	10,761	11,070	10,063	10,470	42,364
Net earnings from continuing operations	55,349	55,541	53,148	57,384	221,422
Net (loss) earnings from discontinued operations	(410)	4	617	2,010	2,221
Net earnings	54,939	55,545	53,765	59,394	223,643
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	39,861	39,602	37,952	41,772	159,187
Net earnings from discontinued operations	302	407	376	808	1,893
Total net earnings attributable to noncontrolling interests	40,163	40,009	38,328	42,580	161,080
Net earnings attributable to AmSurg Corp. common shareholders	$14,776	$15,536	$15,437	$16,814	$62,563
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$15,488	$15,939	$15,196	$15,612	$62,235
Discontinued operations, net of income tax	(712)	(403)	241	1,202	328
Net earnings attributable to AmSurg Corp. common shareholders	$14,776	$15,536	$15,437	$16,814	$62,563

Earnings per share-basic:
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.51	$0.52	$0.49	$0.51	$2.02
Net (loss) earnings from discontinued operations attributable to
AmSurg Corp. common shareholders	(0.02)	(0.01)	0.01	0.04	0.01
Net earnings attributable to AmSurg Corp. common shareholders	$0.48	$0.51	$0.50	$0.54	$2.03
Earnings per share-diluted:
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.49	$0.50	$0.48	$0.49	$1.97
Net (loss) earnings from discontinued operations attributable to
AmSurg Corp. common shareholders	(0.02)	(0.01)	0.01	0.04	0.01
Net earnings attributable to AmSurg Corp. common shareholders	$0.47	$0.49	$0.49	$0.53	$1.98

Weighted average number of shares and share equivalents:
Basic	30,619	30,743	30,819	30,912	30,773
Diluted	31,401	31,577	31,697	31,757	31,608

-MORE-

AMSG Reports Fourth-Quarter Results

February 25, 2014

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

Presented below is certain statement of earnings and operating data for 2013 and 2012, which have been restated in order to present additional discontinued operations.

					For the Nine
		For the Three Months			Months Ended
		March 31,	June 30,	Sept. 30,	Sept. 30,
Operating Data:		2013	2013	2013	2013

Procedures		392,880	417,086	407,975	1,217,941
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations
attributable to AmSurg Corp. common shareholders		$17,785	$18,489	$17,056	$53,330
Add: income tax expense		12,293	12,758	11,427	36,478
Add: interest expense, net		7,543	7,512	7,295	22,350
Add: depreciation and amortization		8,029	8,146	8,364	24,539
EBITDA		$45,650	$46,905	$44,142	$136,697

					For the Year
	For the Three Months				Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Operating Data:	2012	2012	2012	2012	2012

Procedures	377,609	380,628	370,628	389,842	1,518,707
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations
attributable to AmSurg Corp. common shareholders	$15,488	$15,939	$15,196	$15,612	$62,235
Add: income tax expense	10,761	11,070	10,063	10,470	42,364
Add: interest expense, net	4,266	4,157	3,534	5,010	16,967
Add: depreciation and amortization	7,285	7,373	7,540	7,652	29,850
EBITDA	$37,800	$38,539	$36,333	$38,744	$151,416

(1)     EBITDA is defined as earnings before interest, income taxes and depreciation and amortization.  EBITDA should not be considered a measure of financial performance under generally accepted accounting principles.  Items excluded from EBITDA are significant components in understanding and assessing financial performance.  EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.  Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

-END-